UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 17, 2020

LIMESTONE BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	LMST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 5.07          Submission of Matters to a Vote of Securities Holders

On June 17, 2020, Limestone Bancorp, Inc. held its 2020 annual meeting of shareholders.  At the meeting, shareholders elected eight directors, approved a non-binding advisory vote on the compensation of the company’s executives, and approved a proposal to ratify the appointment of the Company’s independent registered public accounting firm.

The votes cast on the three agenda items are set forth below:

1. Election of Directors.

Director Nominee	For	Withheld	Broker non-votes

W. Glenn Hogan	3,270,581	362,433	1,711,338
Celia P. Catlett	3,248,857	384,157	1,711,338
Kevin J. Kooman	3,270,566	362,448	1,711,338
Michael T. Levy	3,270,566	362,503	1,711,338
James M. Parsons	3,270,540	362,474	1,711,338
Bradford T. Ray	3,269,765	363,249	1,711,338
Dr. Edmond J. Seifried	3,270,560	362,454	1,711,338
John T. Taylor	3,268,264	364,750	1,711,338

2. Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s executives.

For	Against	Abstain	Broker non-votes
3,571,593	58,490	2,931	1,711,338

3. Proposal to ratify the appointment of the Company’s independent registered public accounting firm.

For	Against	Abstain	Broker non-votes
5,343,197	559	596	-

No other proposals were voted upon at the annual meeting.

On June 17, 2020, Limestone Bancorp issued a press release announcing the results of three items submitted to a vote of its shareholders at the Company’s 2020 annual meeting held earlier that day.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued June 17, 2020.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIMESTONE BANCORP, INC.

Date: June 17, 2020	By	/s/ Phillip W. Barnhouse
Chief Financial Officer